                                                                               .
                                                                               .
                                                                               .

                                   EXHIBIT 21

                                  SUBSIDIARIES

Name                                                     State of Incorporation
----                                                     ----------------------
The Home Savings and Loan Company of Youngstown, Ohio             Ohio

Butler Wick Corp.                                                 Ohio

                                                                        EX. 21-1